EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITOR

I hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of CyPost Corporation of my report dated May 12,1999, relating to the balance sheet of CyPost Corporation as of December 31, 1998 and for the related statements of operations, cash flows and shareholders' equity for the year ended December 31, 1998 and for the period from inception, September 5, 1997, to December 31, 1998. which appear in the Form 10-SB of CyPost Corporation.

                                                    /s/ Thomas P. Monahan
                                                    ----------------------
                                                        THOMAS P. MONAHAN

February 24, 2000
Paterson, New Jersey